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February 17, 1997


Securities and Exchange Commission
Judiciary Plaza
Filing Desk
450 Fifth Street
Washington, D.C. 20549

Enclosed are the December 31, 1996 Rule 24-F filing fees for the following registrants:


                                           33-Act      SEC        Dollar
                  Name                     File #    Account #    Amount


ITT Hartford Mutual Funds, Inc.          33-2381    0001006415    $22,731.91
Hartford Money Market Fund, Inc.         2-76350    0000700872           -0-
                                                                  -----------
         Total                                                    $22,731.91





Any questions regarding these fees should be directed to my attention, Jim Lang, Assistant Director, Life Controllers Department, The Hartford Life Insurance Companies, (860) 843-8201.

Sincerely,

/s/ Jim Lang

Jim Lang
Life Controllers Department